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                                                                     EXHIBIT 5.1

                      LETTERHEAD OF O'MELVENY & MYERS LLP

                               September 29, 1997

(213) 669-6000

Pacific Greystone Corporation
6767 Forest Lawn Drive, Suite 300
Los Angeles, California 90068-1027

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (File No. 333-35671) which you have filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering 26,097,675 shares of the Common Stock, par value $0.10 per share (the "Common Stock"), and 9,966,631 shares of the Class B Common Stock, par value $0.10 per share (the "Class B Stock", and together with the Common Stock, the "Shares"), of Pacific Greystone Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"). The Shares are to be issued pursuant to the Plan and Agreement of Merger, dated as of June 10, 1997 (the "Agreement"), by and between the Company and Lennar Corporation, a Delaware corporation ("Lennar").

     We have examined the Agreement and the proceedings heretofore taken and are familiar with the proceedings proposed to be taken by the Company in connection with the authorization and issuance of the Shares (summarized in the Registration Statement).

     On the basis of such examination and our consideration of those questions of law we considered relevant, we are of the opinion that, upon approval of the merger of Lennar with and into the Company by the respective stockholders of Lennar and the Company in accordance with the terms and conditions set forth in the Agreement and the issuance and delivery of the Shares in accordance with the terms and conditions set forth in the Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the heading "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement.

                                          Respectfully submitted,

                                          O'MELVENY & MYERS LLP